As filed with the Securities and Exchange Commission on April 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SunTrust Banks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-1575035
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

(Address of Principal Executive Offices) (Zip Code)

SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan

(Full title of the plan)

Ellen M. Fitzsimmons

Corporate Executive Vice President, General Counsel and Corporate Secretary

SunTrust Banks, Inc.

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

(800) 786-8787

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Keith M. Townsend

Zachary L. Cochran

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 572-4600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $1.00 per share	20,247,840	$66.12	$1,338,787,180	$166,679

(1)	This Registration Statement registers the issuance of an aggregate 20,247,840 shares of the common stock of SunTrust Banks, Inc. (the “Company”), par value $0.01 per share (“Common Stock”), comprised of 16,700,000 shares of Common Stock reserved for issuance under the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (the “2018 Plan”), less 2,298,803 shares of Common Stock subject to awards granted under the SunTrust Banks, Inc. 2009 Stock Plan and the SunTrust Banks, Inc. 2004 Stock Plan (together, the “Pre-Existing Plans”) after December 31, 2017, plus 5,846,643 shares of Common Stock subject to awards granted under the Pre-Existing Plans outstanding after December 31, 2017 that may be terminated without delivery of Common Stock in the future, whether by lapse, forfeiture, cancellation or otherwise. For more details, please see the explanatory note following this page.
(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that may become issuable under the 2018 Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low reported market prices of the Company’s common stock on the New York Stock Exchange on April 18, 2018.

EXPLANATORY NOTE

On April 24, 2018 (the “Effective Date”), at the 2018 Annual Meeting of Shareholders of SunTrust Banks, Inc., a Georgia corporation (the “Company”), the Company’s shareholders approved the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan (the “2018 Plan”), which the Company’s Board of Directors had previously approved, subject to such shareholder approval. The 2018 Plan provides, among other things, that the number of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), reserved for issuance under the 2018 Plan (subject to equitable adjustment in the event of a change in the Company’s capitalization) is equal to 16,700,000 shares of Common Stock, less 2,298,803 shares of Common Stock subject to awards granted under the SunTrust Banks, Inc. 2009 Stock Plan and the SunTrust Banks, Inc. 2004 Stock Plan (together, the “Pre-Existing Plans”) after December 31, 2017, plus the number of shares subject to awards granted under the Pre-Existing Plans that are outstanding after December 31, 2017 that terminate without delivery of Common Stock, whether by lapse, forfeiture, cancellation or otherwise.

As a result, this Registration Statement is filed by the Company to register an aggregate 20,247,840 shares of Common Stock, which represents the maximum number of shares of Common Stock that would be issuable under the 2018 Plan assuming that all awards granted under the Pre-Existing Plans that are outstanding as of the date hereof terminate without delivery of Common Stock. However, the actual number of shares of Common Stock issuable pursuant to the 2018 Plan will likely be less that this amount.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to the participants in the SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan, as specified by Rule 428(b)(1). Such document(s) are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These document(s) and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The	following documents filed by the Company with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017;

(b)	The Company’s Current Reports on Form 8-K filed with the Commission on January 26, 2018, January 29, 2018, February 14, 2018, April 20, 2018 (Film No. 18765151) and April 24, 2018 (two filings); and

(c)	The description of the Company’s common stock, $1.00 par value per share, contained in its Registration Statement on Form 8-A, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement (except for the portions of any such filings that are furnished or otherwise not filed with the Commission, which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the Georgia Business Corporation Code (the “GBCC”) and the Company’s Amended and Restated Bylaws.

Statutory Authority

The GBCC allows a corporation, pursuant to the corporation’s articles of incorporation, bylaws, contract or resolution approved or ratified by the corporation’s shareholders, to indemnify or obligate itself to indemnify a director or officer made party to a proceeding, including a proceeding brought by or in the right of the corporation. In addition, the GBCC permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (A) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision, which has been adopted by the Company, pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Georgia corporate law (and not for violation of other laws, such as the federal securities laws).

Bylaw Authority

Article VII of the Company’s Amended and Restated Bylaws provides as follows:

SECTION 1. Definitions.

As used in this Article, the term:

(A) “Corporation” includes any domestic or foreign predecessor entity of the Company in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(B) “Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A “director” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(C) “Disinterested director” means a director who at the time of a vote referred to in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or 7(A) is not: (i) a party to the proceeding; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

(D) “Employee” means an individual who is or was an employee of the Corporation or an individual who, while an employee of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An “Employee” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Employee” includes, unless the context requires otherwise, the estate or personal representative of an employee.

(E) “Expenses” includes counsel fees.

(F) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(G) “Officer” means an individual who is or was an officer of the Corporation which for purposes of this Article VII shall include an assistant officer, or an individual who, while an Officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An “Officer” is considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an Officer.

(H) “Official capacity” means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an Officer, the office in a corporation held by the Officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

(I) “Party” means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(J) “Proceeding” means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

SECTION 2. Basic Indemnification Arrangement.

(A) Except as provided in subsection (D) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Corporation shall indemnify an individual who is made a party to a proceeding because he is or was a director or Officer against liability incurred by him in the proceeding if he conducted himself in good faith and, in the case of conduct in his official capacity, he reasonably believed such conduct was in the best interest of the Corporation, or in all other cases, he reasonably believed such conduct was at least not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(B) A person’s conduct with respect to an employee benefit plan for a purpose he believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

(C) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

(D) The Corporation shall not indemnify a person under this Article in connection with: (i) a proceeding by or in the right of the Corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section; or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

SECTION 3. Advances for Expenses.

(A) The Corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director or Officer who is a party to a proceeding because he is a director or Officer in advance of final disposition of the proceeding if: (i) such person furnishes the Corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Corporation’s Articles of Incorporation; and (ii) such person furnishes the Corporation a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his behalf, to repay any funds advanced if it is ultimately determined that he is not entitled to any indemnification under this Article or otherwise.

(B) The undertaking required by subsection 3(A)(ii) above must be an unlimited general obligation of the director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

(C) Authorizations under this Section shall be made: (i) by the Board of Directors: (a) when there are two or more disinterested directors, by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or (b) when there are fewer than two disinterested directors, by a majority of the directors present, in which authorization directors who do not qualify as disinterested directors may participate; or (ii) by the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

SECTION 4. Authorization of and Determination of Entitlement to Indemnification.

(A) The Corporation shall not indemnify a director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he has met the relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or Officer, the Corporation shall indemnify such person against reasonable expenses incurred by him in connection therewith.

(B) The determination referred to in subsection 4(A) above shall be made:

(i)	If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

(ii)	by special legal counsel:

(1)	selected by the Board of Directors or its committee in the manner prescribed in subdivision (i); or

(2)	If there are fewer than two disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

(iii)	by the shareholders; but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(C) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses of a director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

(D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.

(E) The Corporation may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in Section 3(C) or Section 4(C).

SECTION 5. Court-Ordered Indemnification and Advances for Expenses.

A director or Officer who is a party to a proceeding because he is a director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that:

(i)	The director is entitled to indemnification or advances of expenses under this part; or

(ii)	In view of all the relevant circumstances, it is fair and reasonable to indemnify the director or Officer or to advance expenses to the director or Officer, even if the director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(D), but if the director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Corporation or a Bylaw, contract or resolution approved or ratified by shareholders pursuant to Section 7 below provides otherwise.

If the court determines that the director or Officer is entitled to indemnification or advance for expenses, it may also order the Corporation to pay the director’s or Officer’s reasonable expenses to obtain court-ordered indemnification or advance for expenses. The court may summarily determine, without a jury, the Corporation’s obligation to advance expense.

SECTION 6. Indemnification of Officers and Employees.

(A) Unless the Corporation’s Articles of Incorporation provide otherwise, the Corporation shall indemnify and advance expenses under this Article to an employee of the Corporation who is not a director or Officer to the same extent, consistent with public policy, as to a director or Officer.

(B) The Corporation may indemnify and advance expenses under this Article to an Officer of the Corporation who is a party to a proceeding because he is an Officer of the Corporation: (i) to the same extent as a director; and (ii) if he is not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections (A)(i) through (A)(iv) of Section 7.

The provisions of this Section shall also apply to an Officer who is also a director if the sole basis on which he is made a party to the proceeding is an act or omission solely as an Officer.

SECTION 7. Shareholder Approved Indemnification.

(A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholders of the Corporation by a majority of the votes entitled to be cast, the Corporation may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Corporation shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

(i)	for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(ii)	for acts or omissions which involve intentional misconduct or a knowing violation of law;

(iii)	for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

(iv)	for any transaction from which he received an improper personal benefit.

(B) Where approved or authorized in the manner described in subsection 7(A) above, the Corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

(i)	the proposed indemnitee furnishes the Corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection 7(A)(i) — (iv) above; and

(ii)	the proposed indemnitee furnishes the Corporation a written undertaking, executed personally, or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

SECTION 8. Liability Insurance.

The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under Section 2 or Section 3 above.

SECTION 9. Witness Fees.

Nothing in this Article shall limit the Corporation’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

SECTION 10. Report to Shareholders.

If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance, in writing, to shareholders with or before the notice of the next shareholders’ meeting.

SECTION 11. Severability.

In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

SECTION 12. Indemnification Not Exclusive.

The rights of indemnification provided in this Article VII shall be in addition to any rights which any such director, Officer, employee or other person may otherwise be entitled by contract or as a matter of law.

SECTION 13. Amendments to Georgia Business Corporation Code.

In the event that, following the date of these Bylaws, the Georgia Business Corporation Code is amended to expand the indemnification protections that a Georgia corporation is permitted to provide to its directors, Officers and/or Employees, as applicable, the indemnification protections set forth in this Article VII shall be automatically amended, without any further action by the Board of Directors, the shareholders of the Corporation or the Corporation, to provide the same indemnification protections to the fullest extent provided by such amendments to the Georgia Business Corporation Code.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Document

4.1	Amended and Restated Articles of Incorporation, restated effective January 20, 2009, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 22, 2009, as further amended by (i) Articles of Amendment dated December 13, 2012, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 20, 2012, (ii) the Articles of Amendment dated November 6, 2014, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 7, 2014, (iii) the Articles of Amendment dated May 1, 2017, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 2, 2017, and (iv) the Articles of Amendment dated November 13, 2017, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 14, 2017.

4.2	Bylaws of the Company, as amended and restated on August 11, 2015, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed August 13, 2015.

5.1	Opinion of King & Spalding LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

99.1	SunTrust Banks, Inc. 2018 Omnibus Incentive Compensation Plan, incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement filed on March 9, 2018.

Item 9. Undertakings.

(a)	The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Company hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 24, 2018.

SUNTRUST BANKS, INC.

By:	/s/ William H. Rogers, Jr.
William H. Rogers, Jr.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints L. Allison Dukes and Ellen M. Fitzsimmons, and each of them acting individually, as his or her attorneys-in-fact, each with full power of substitution for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and any and all amendments thereto (including post-effective amendments), and any other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and things requisite and necessary to be done as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated as of April 24, 2018.

Signature	Title

/s/ William H. Rogers, Jr. William H. Rogers, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ L. Allison Dukes L. Allison Dukes	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Ryan Richards Ryan Richards	Senior Vice President, Controller (Principal Accounting Officer)

/s/ Agnes Bundy Scanlan Agnes Bundy Scanlan	Director

Dallas S. Clement	Director

/s/ Paul R. Garcia Paul R. Garcia	Director

/s/ M. Douglas Ivester M. Douglas Ivester	Director

/s/ Donna S. Morea Donna S. Morea	Director

/s/ David M. Ratcliffe David M. Ratcliffe	Director

/s/ Frank P. Scruggs, Jr. Frank P. Scruggs, Jr.	Director

/s/ Bruce L. Tanner Bruce L. Tanner	Director

/s/ Steven C. Voorhees Steven C. Voorhees	Director

/s/ Thomas R. Watjen Thomas R. Watjen	Director

/s/ Dr. Phail Wynn, Jr. Dr. Phail Wynn, Jr.	Director